Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of SuperCom Ltd. of our report dated April 4, 2022 relating to the financial statements which appear in SuperCom Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Halperin Ilanit
Certified Public Accountants (Isr.)

Tel Aviv, Israel
August 26, 2022